AMENDED AND RESTATED

BYLAWS OF

QKL STORES INC.

(the “Corporation”)

ARTICLE I

Offices

Section 1.1.          Offices. The registered office of the Corporation shall be at 615 South DuPont Highway, County of Kent, Dover, Delaware 19901. The Corporation may have such other offices within or without the State of Delaware as the Board of Directors may from time to time establish.

ARTICLE II

Capital Stock

Section 2.1.          Certificate Representing Shares. Shares of the classes of capital stock of the Corporation shall be represented by certificates in such form or forms as the Board of Directors may approve; provided that, such form or forms shall comply with all applicable requirements of law or of the Certificate of Incorporation. Such certificates shall be signed by the president or a vice president, and by the secretary or an assistant secretary, of the Corporation and may be sealed with the seal of the Corporation or imprinted or otherwise marked with a facsimile of such seal In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Corporation itself or an employee thereof, the signature of any or all of the foregoing officers of the Corporation may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in light of which his signature, or facsimile thereof, was so set upon such certificate, the Corporation may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and, issuance and delivery of such certificate by the Corporation shall constitute adoption thereof by the Corporation. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Corporation.

Section 2.2.          Stock Certificate Book and Shareholders of Record. The secretary of the Corporation shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of shareholders as they appear on the stock certificate book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 2.3.          Shareholder’s Change of Name or Address. Each shareholder shall promptly notify the secretary of the Corporation, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the shareholder form that as it appears upon the official list of shareholders of record of the Corporation. The secretary of the Corporation shall then enter such changes into all affected Corporation records, including, but not limited to, the official list of shareholders of records.

Section 2.4.          Transfer of Stock. The shares represented by any certificate of the Corporation are transferable only on the books of the Corporation by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The Board of Directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

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Section 2.5.          Transfer Agent and Registrar. The Board of Directors may appoint one (1) or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

Section 2.6.          Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed; but, the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the Board may direct, in order to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

Section 2.7.          Fractional Shares. Only whole shares of the stock of the Corporation shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the laws, the Certificate of Incorporation and these Bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

ARTICLE III

The Shareholders

Section 3.1.          Annual Meeting. Commencing in the calendar year 1988, the Annual Meeting of the Shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Corporation, at 10:00 a.m. local time, on the 1st day of May of each year unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday; or, at such other place and time as may be designated by the Board of Directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation.

Section 3.2.          Special Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, special meetings of the shareholders may be called by the chairman of the Board of Directors, the president, any one of the directors, or the holders of not less than one-tenth of all the shares having voting power at such meeting, and shall be held at the principal office of the Corporation or at such other place, and at such time, as may be stated in the notice calling such meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of Section 3.3.

Section 3.3.          Notice of Meeting – Waiver. Written notice of each meeting of shareholders, stating the place, day and hour of any meeting and, in case of a special shareholders’ meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of such meeting, either personally or by mail, by or at the direction of the president, the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a shareholder of a written waiver of notice of any shareholder’ meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a person at a shareholders’ meeting shall constitute a waiver of notice of such meeting except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No notice of any adjournment of any meeting shall be required.

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Section 3.4.          Closing of Transfer Books and Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (6) days prior to any other action. If no record date is fixed, the record date shall be as follows: the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.5.          Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be subject to lawful inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 3.6.          Quorum and Officers. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the holders of a majority of the shares entitled to vote and represented in person or by proxy shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law. The Chairman of the Board shall preside at, and the secretary shall keep the records of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by any other officer authorized by these Bylaws or any person appointed by resolution duly adopted at the meeting.

Section 3.7.          Voting at Meetings. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders except to the extent that the Certificate of Incorporation or the laws of the State of Nevada provide otherwise.

Section 3.8.          Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder; but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 3.9.          Balloting. All elections of directors shall be by written ballot. Upon the demand of any shareholder, the vote upon any other question before the meeting shall be by ballot. At each meeting, inspectors of election may be appointed by the presiding officer of the meeting; and, at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

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Section 3.10.         Voting Rights, Prohibition of Cumulative Voting for Directors. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. No shareholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one (1) vote in the election of each director. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

Section 3.11.         Record of Shareholders. The Corporation shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 3.12.         Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders of the Corporation, or any acting which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a majority vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

ARTICLE IV

The Board of Directors

Section 4.1.          Number, Qualifications and Term. The business and affairs of the Corporation shall be managed and controlled by the Board of Directors; and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Company. The Board of Directors shall consist of not less than one nor more than five members. Such number may be increased or decreased by amendment of these Bylaws, provided that no decrease shall effect a shortening of the term of any incumbent director. Directors need not be residents of Delaware or shareholders of the Company absent provision to the contrary in the Articles of Incorporation or laws of the State of Delaware. Except as otherwise provided in Section 4.3 of these Bylaws, each position on the Board of Directors shall be filled by election at the annual meeting of shareholders. Any such election shall be conducted in accordance with Section 3.7 of these Bylaws. Each person elected a director shall hold office, unless removed in accordance with Section 4.2 of these Bylaws, until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified.

Section 4.2.          Removal. Any director or the entire Board of Directors may be removed from office, with or without cause, at any special meeting of shareholders by the affirmative vote of the holders of a majority of the shares of the shareholders present in person or by proxy and entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of a majority in number of the shares of the shareholders present in person or by proxy and entitled to vote.

Section 4.3.          Vacancies. Any vacancy occurring on the Board of Directors may be filled by a majority of the remaining directors, even is such remaining directors comprise less than a quorum, of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the Board of Directors to be filled by reason of an increase in the number of directors shall be filled by the vote of a majority of the directors, election at an annual meeting of the shareholders, or at a special meeting of shareholders duly called for such purpose, provided that the Board of Directors may fill no more than two such directorships during the period between any two successive annual meetings of shareholders.

Section 4.4.          Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the Board of Directors shall determine. No notice of any kind of such regular meetings need be given to either old or new members of the Board of Directors.

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Section 4.5.          Special Meetings. Special meetings of the Board of Directors shall be held at any time by call of the Chairman of the board, the president, the secretary or any one director. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three (3) days before the meeting or by telegraph or telephone at least one (1) day before such meeting. Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.6.          Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business and the act of not less than a majority of such quorum of the directors shall be required in order to constitute the act of the Board of Directors, unless the act of a greater number shall be required by law, by the Certificate of Incorporation or by these Bylaws.

Section 4.7.          Procedure at Meetings. The Board of Directors, at each regular meeting held immediately following the annual meeting of shareholders, shall appoint one (1) of their member as Chairman of the Board of Directors. The Chairman of the Board shall preside at meetings of the Board. In his absence at any meeting, any officer authorized by these Bylaws or nay member of the Board selected by the members present shall preside. The secretary of the Corporation shall act as secretary at all meetings of the Board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the Board of Directors, the business shall be transacted in such order as the Board may from time to time determine.

Section 4.8.          Presumption of Assent. Any director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.9.          Action Without a Meeting. Any action required by statute or permitted to be taken at a meeting of the directors of the Corporation, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors or all committee members as the case may be, and if the consent in writing shall be filed with the minutes of the proceedings of the Board or committee.

Section 4.10.         Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the Board of Directors, a fixed sum and reimbursement for reasonable expenses of attendance, if any ,may be allowed for attendance at each regular or special meeting of the Board of Directors or at any meeting of the executive committee of directors, if any, to which such director may be elected in accordance with the following Section 4.11; but, nothing herein shall preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 4.11.         Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate an executive committee, which committee shall consist of two (2) or more of the directors of the Corporation. Such executive committee may exercise such authority of the Board of Directors in the business and affairs of the corporation as the Board of Directors may be resolution duly delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the number of directors fixed by the Bylaws whenever in the judgment of the Board the best interests of the Corporation will be served thereby.

The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

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Section 4.12.         Advisory Committees. The Board of Directors may for its convenience, and at its discretion, appoint one (1) or more advisory committees of two (2) or more directors each; but, not such advisory committees shall have any power or authority except to advise the Board of Directors, any such committee shall exist solely at the pleasure of the Board of Directors, not minutes of the proceedings of any such committee shall be kept, and no member of any such committee shall receive any compensation for such membership except by way of reimbursement for reasonable expenses actually incurred by him by reason of such membership.

ARTICLE V

Officers

Section 5.1.          Number. The officers of the Corporation shall consist of a president, one (1) or more vice presidents, a secretary and a treasurer; and , in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person except that the president and secretary shall not be the same person. In its discretion, the Board of Directors may leave unfilled any office except those of president, treasurer and secretary.

Section 5.2.          Election; Term; Qualifications. Officers shall be chosen by the Board of Directors annually at the meeting of the Board of Directors following the annual shareholders’ meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

Section 5.3.          Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby; but, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.4.          Vacancies. Any vacancy in any office for any cause may be filled by the Board of Directors at any meeting.

Section 5.5.          Duties. The officers of the Corporation shall have such powers and duties except as modified by the Board of Directors, as generally pertain to their officers, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these Bylaws.

Section 5.6.          The President. The president shall have general direction of the affairs of the Corporation and general supervision over its several officers, subjects however, to the control of the Board of Directors. He shall at each annual meeting, and from time to time, report to the shareholders and to the Board of Directors all matters within his knowledge which, in his opinion, the interest of the Corporation may require to be brought to the notice of such persons. He may sign, with the secretary or an assistant secretary, any or all certificates of stock of the Corporation. He shall preside at all meetings of the shareholders, shall sign and execute in the name of the Corporation (i) all contracts or other instruments authorized by the Board of Directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to Section 6.2 hereof, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the Board or by these Bylaws to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these Bylaws.

Section 5.7.          The Vice Presidents. At the request of the president, or in his absence or disability, the vice president , in the order of their election, shall perform the duties of the president, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the president. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken. The vice presidents shall perform such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the president. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Corporation.

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Section 5.8.          Secretary. The secretary shall keep the minutes of all meetings of the shareholders, of the Board of Directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Corporation and see, if the Corporation and see, if the Corporation has a seal, that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Corporation as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the Board of Directors or the president from time to time may assign to or confer on him.

Section 5.9.          Treasurer. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Corporation. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

Section 5.10.         Assistant Officers. Any assistant secretary or assistant treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

Section 5.11.         Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors. No officers shall be prevented from receiving such a\salary or other compensation by reason of the fact that he is also a director of the Corporation.

Section 5.12.         Bonds of Officers. The Board of Directors may secure the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

Section 5.13.         Delegation. The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

ARTICLE VI

Miscellaneous

Section 6.1.          Dividends. Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Corporation in cash, in property, or in the Corporation’s own shares, but only out of the surplus of the Corporation, except as otherwise allowed by law.

Subject to limitations upon the authority of the Board of Directors imposed by law or by the Certificate of Incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

Section 6.2.          Contracts. The president shall have the power and authority to execute, on behalf of the Corporation, contracts or instruments in the usual and regular course of business, and in addition the Board of Directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officers, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

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Section 6.3.          Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or employees of the Corporations shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

Section 6.4.          Depositories. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may from time to time designate, and upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

Section 6.5.          Endorsement of Stock Certificates. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation, including reacquired shares of the Corporation’s own stock, may, for sale or transfer, be endorsed in the name of the Corporation by the president or any vice president; and such endorsement may be attested or witnessed by the secretary or and assistant secretary either with or without the affixing thereto of the corporate seal.

Section 6.6.          Corporate Seal. The corporate seal, if any shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

Section 6.7.          Fiscal Year. The fiscal year of the Corporation shall begin and end on such dates as the Board of Directors at any time shall determine.

Section 6.8.          Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 6.9.          Resignations. Any directors or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6.10.         Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Corporation shall indemnify any person who was or is in a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and expect that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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Any indemnification under this Section shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper because the director, officer, employee or agent has met the applicable standard of conduct set forth above. Such determination shall be made as follows: by the Board of Directors by a majority vote of a quorum consisting of directors who are not partied to such action, suit or proceeding; or if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders.

Any right of indemnification granted by this Section 6.10 shall be in addition to and not in lieu of any other such right which an officer , director, employee or agent of the Corporation may at any time be entitles under the law of the State of Delaware.

Section 6.11.         Meetings by Telephone. Subject to the provisions required or permitted by these Bylaws or the laws of the State of Delaware for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold any meeting required or permitted under these Bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII

Amendments

Section 7.1.          Amendments. If permitted by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the Directors at any duly held meeting or by the holders of a majority of the shares represented at any duly held meeting of shareholders; provided that notice of such proposed action shall have been contained in the notice of any such meeting.

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Certificate by Chief Executive Officer

The undersigned, being the Chief Executive Officer of QKL Stores Inc., hereby certifies that the foregoing code of Bylaws was duly adopted by the Board of Directors of said Corporation effective on April 24, 2012.

/s/ Zhuangyi Wang
Chief Executive Officer

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